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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 30, 2003

                                 NETEGRITY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       1-10139                04-2911320
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
        of incorporation)                                    Identification No.)

             201 Jones Road
               Waltham, MA                                      02451
          (Address of principal                               (Zip Code)
           executive offices)

       Registrant's telephone number, including area code: (781) 890-1700

                                       N/A
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

         On December 30, 2003 (the "Effective Time"), Netegrity, Inc. ("Netegrity") acquired Business Layers, Inc., a Delaware corporation ("Business Layers"), pursuant to an Agreement and Plan of Merger ("the Merger Agreement") dated December 30, 2003 by and among Netegrity, Tuna Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Netegrity (the "Transitory Subsidiary"), and Business Layers.

         Pursuant to the Merger Agreement, the Transitory Subsidiary merged with and into Business Layers at the Effective Time, whereupon Business Layers became a wholly-owned subsidiary of Netegrity (the "Merger"). In connection with the Merger, Netegrity issued an aggregate of 2,556,940 shares of its Common Stock, $.01 par value per share (the "Merger Shares"), and paid a total of $15.0 million in cash in exchange for all of the outstanding shares of Business Layers capital stock and satisfaction of amounts due to employees under the Business Layers Incentive Bonus Plan. A total of $404,250 in cash and 357,577 Merger Shares have been placed in escrow in accordance with the terms of a related escrow agreement to secure indemnification obligations of the Business Layers stockholders and employees under the Merger Agreement. Netegrity has agreed to register with the Securities and Exchange Commission all of the Merger Shares for resale by the Business Layers stockholders.

         Netegrity paid the cash portion of the consideration for the acquired capital stock from its working capital. Netegrity expects to treat the Merger as a purchase for accounting purposes.

         The terms of the Merger Agreement, including the amount of consideration paid by Netegrity, were determined pursuant to arms' length negotiations between Netegrity and Business Layers.

         On January 16, 2003, Netegrity and Business Layers entered into a Software License and Distribution Agreement, pursuant to which Netegrity licensed from Business Layers its eProvision software. Prior to the closing of the Merger, none of Netegrity's affiliates, officers or directors, or any associate of any such officer or director, had any material relationship with Business Layers.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for Netegrity to provide the financial statements required by this
Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than March 15, 2004.

     (b) Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for Netegrity to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than March 15, 2004.

     (c) Exhibits.

                  2.1 Agreement and Plan of Merger dated as of December 30, 2003, by and among Netegrity, Inc., Tuna Merger Corp. and Business Layers, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2004                        NETEGRITY, INC.

                                   By: /s/ Regina O. Sommer
                                       --------------------
                                           Regina O. Sommer
                                           Chief Financial Officer and Treasurer

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                                  EXHIBIT INDEX

      Exhibit No.                      Exhibit Description

         2.1 Agreement and Plan of Merger, dated as of December 30, 2003, by and among Netegrity, Inc., Tuna Merger Corp. and Business Layers, Inc.